SUBSCRIPTION AGREEMENT

BTHC II Acquisition Corp.

For Purchase of Series 1 Convertible Preferred Stock

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE OR OTHER GOVERNMENTAL AUTHORITIES SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER COUNTRY OR STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES SUBSCRIBED FOR BY THIS AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE SECURITIES OFFERED BY THE COMPANY. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

BTHC II Acquisition Corp.
c/o PolyMedix, Inc.
3701 Market Street, Suite 442
Philadelphia, Pennsylvania 19104
Attention: Nicholas Landekic

Ladies and Gentlemen:

     The undersigned (the “Subscriber”), desires to purchase certain shares of Series 1 Convertible Preferred Stock, $.001 par value per share, of BTHC II Acquisition Corp., a Delaware corporation (the “Company”). Accordingly, the Subscriber and the Company hereby agree as follows:

     1.1      Subscription. The Subscriber hereby subscribes for and agrees to purchase from the Company Units, each consisting of 17,000 shares of the Company’s Series 1 Convertible Preferred Stock (“Series 1 Preferred Stock” or the “Shares”), at a per share price as set forth below in this Subscription Agreement (the “Agreement”). The shares of Series 1 Preferred Stock purchased hereunder, and the Common Stock, par value $0.001 per share, of the Company (“Common Stock”) issuable upon the conversion of the Series 1 Preferred Stock, are sometimes referred to herein as the “Securities.”

     1.2      Dividends. Cumulative quarterly-annual dividends, payable in shares of Series 1 Preferred Stock or cash, at the option of the Board of Directors, at an annual rate of six percent (6%) are payable on December 31 of each year. The dividends payable on December 31, 2005 will be prorated from the date of the closing of this Offering. Unpaid dividends will accumulate and be payable prior to the payment of dividends on the Common Stock. Cash dividends will be payable only from funds legally available therefore, when and as declared by the Board of Directors, and unpaid dividends will accumulate until the Company can legally pay the dividends. The Board may, at its option, declare dividends in Series 1 Preferred Stock based upon our assumed value of $3.00 per share of Series 1 Preferred Stock. Notwithstanding anything contained herein to the contrary, the Company’s Board of Directors shall timely declare dividends on its Series 1 Preferred Stock each year unless the payment of such dividends in stock and/or cash would be in violation of Delaware State Law.

     1.3      Conversion. Each share of Series 1 Preferred Stock is convertible into two (2) shares of Common Stock at any time at the option of the holder. Conversion rights are subject to anti-dilution protection in the event Common Stock is issued for consideration less than $1.50 per share (other than stock dividends payable on the Series 1 Preferred Stock and certain Common Stock issued to employees, directors, consultants or advisors of the Company). On December 31, 2008, all outstanding shares of Series 1 Preferred Stock, if any, shall automatically convert on that date into shares of Common Stock plus accrued and unpaid dividends at the then applicable Conversion Ratio.

     1.4      Registration Rights. The holders of the Series 1 Preferred stock will have piggy-back registration rights for a period of four years commencing one year from the final closing date of the Offering. The piggy-back registration rights are not applicable to a registration statement filed by the Company on Form S-4, Form S-8 or any other inappropriate form. Pursuant to a placement agent agreement entered into by and between the Company and Fordham Financial Management, Inc. (the “Placement Agent Agreement”), the Company is prohibited from filing a registration statement on Form SB-2, Form S-1 or other similar form for a period of 15 months following the final closing date of the Offering without the consent of the Placement Agent.

     1.5      Voting Rights. The Shares shall vote together with the Common Stock as a single class upon any matter as to which the Common Stock is entitled to vote. The Shares will be entitled to votes equal to the number of shares of Common Stock into which such Shares are convertible.

     2.      Purchase Procedure. The Subscriber acknowledges that, in order to subscribe for the Shares, it must, and does hereby, deliver to the Company:

     2.1      An executed counterpart of the Signature Page attached to this Agreement together with appropriate notarization; and

     2.2     A check, subject to collection, or wire transfer in immediately available funds, in the amount set forth on the Signature Page attached to this Agreement, representing payment in full for the Shares desired to be purchased hereunder, made payable to the order of “AST&T AAF BTHC II Acquisition Corp..”

     3.      Representations of Subscriber. By executing this Agreement, the Subscriber represents, warrants, acknowledges and agrees as follows:

     3.1      Such Subscriber acknowledges that he, she or it has received, carefully read and understands in their entirety (i) this Agreement; (ii) the Company’s Private Placement Memorandum (the “PPM”); (iii) all information necessary to verify the accuracy and completeness of the Company’s representations, warranties and covenants made herein; and (iv) written (or verbal) answers to all questions the Subscriber submitted to the Company regarding an investment in the Company; and that the Subscriber has relied on the information contained therein and has not been furnished with any other documents, offering literature, memorandum or prospectus.

     3.2      Such Subscriber understands that (i) the Shares being purchased hereunder have not been registered under the Securities Act of 1933 (the “Securities Act”) and any applicable state securities laws, or the laws of any foreign jurisdiction; (ii) Subscriber cannot sell such Shares unless they are registered under the Securities Act and any applicable state securities laws or unless exemptions from such registration requirements are available; (iii) a legend will be placed on any certificate or certificates evidencing the Shares, stating that such securities have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sales of the securities; (iv) the Company will place stop transfer instructions against the Shares and the certificates for the Shares to restrict the transfer thereof; and (v) the Company has no obligations to register the Shares or assist the Subscriber in obtaining an exemption from the various registration requirements except as set forth herein. Subscriber agrees not to resell the Shares without compliance with the terms of this Agreement, the Securities Act and any applicable state or foreign securities laws.

     3.3      Such Subscriber (i) is acquiring the Shares solely for the Subscriber’s own account for investment purposes only and not with a view toward resale or distribution, either in whole or in part; (ii) has no contract, undertaking, agreement or other arrangement, in existence or contemplated, to sell, pledge, assign or otherwise transfer the Securities to any other person; and (iii) agrees not to sell or otherwise transfer the Subscriber’s Shares unless and until they are subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from any such registration is available.

    3.4     Such Subscriber understands that an investment in the Shares involves substantial risks, and Subscriber recognizes and understands the risks relating to the purchase of the Shares, including the fact that the Subscriber could lose the entire amount of the Subscriber’s investment in the Shares.

     3.5      Such Subscriber has substantial investment expertise in venture capital offerings and start-up businesses, is extremely familiar with the Company’s business plan, and is knowledgeable about the risks associated with the business in which the Company is engaged, namely, and has either alone or together with the Subscriber’s Purchaser Representative (as that term is defined in Regulation D under the Securities Act), such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Company.

     3.6      Subscriber is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act. If the Subscriber is a natural person, such Subscriber (i) is a citizen or resident of the country set forth as his permanent address below, (ii) is at least 21 years of age, (iii) has adequate means of providing for his current needs and personal contingencies, (iv) has no need for liquidity in his investment in the Shares, and (v) maintains his domicile (and is not a transient or temporary resident) at the address shown below. Subscriber represents and warrants to the Company that, as an accredited investor, he, she or it is one of the following:

     a.      an individual whose individual net worth, or joint net worth with that individual’s spouse, exceeds $1,000,000;

     b.      an individual who had an individual income in excess of $200,000 in 2002 and 2003 or who had joint income with that individual’s spouse in excess of $300,000 in each of those years and who reasonably expects to have that income level in 2004 and 2005;

     c.      a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of the 1940 Act; a Small Business Investment Company licensed by the U.S. Small Business Investment Act of 1958; or an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000; or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     d.      a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

     e.      an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     f.      a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

     g.      an individual who is a director or executive officer of the Company; or

     h.      an entity in which all of the equity owners are accredited investors.

     3.7      Such Subscriber’s investment in the Company is reasonable in relation to his net worth and financial needs and he is able to bear the economic risk of losing his entire investment in the Shares without substantially affecting his present manner or mode of living.

     3.8      Such Subscriber understands that (i) the offering contemplated hereby has not been reviewed by any federal, state or other governmental body or agency; (ii) if required by the laws or regulations of said state(s) the offering contemplated hereby will be submitted to the appropriate authorities of such state(s) for registration or exemption therefrom; and (iii) documents used in connection with this offering have not been reviewed or approved by any regulatory agency or government department, nor has any such agency or government department made any finding or determination as to the fairness of the Shares for investment.

     3.9      Such Subscriber is aware that the Shares have not been registered under the Securities Act and that no market currently exists and there can be no assurance that any market will develop therefor. The Subscriber has adequate means of providing for the Subscriber’s current needs and personal and family contingencies, has no need for liquidity in the investment contemplated hereby, and is able to bear the risk of loss of his entire investment.

     3.10      The Subscriber agrees to provide bank references or other confirming information concerning the Subscriber’s financial qualifications as may be reasonably requested by the Company. All information which the Subscriber has provided the Company concerning the Subscriber, the Subscriber’s financial position and the Subscriber’s knowledge of financial and business matters, is correct and complete as of the date hereof, and if there should be any change in such information, the Subscriber will immediately provide the Company with such new correct and complete information. The Subscriber agrees that financial and other information concerning the Subscriber may be disclosed by the Company to any persons or entities that may enter into a transaction with the Company.

     3.11      Such Subscriber shall not sell, assign, encumber or transfer all or any part of the Shares being acquired or any of the securities included therein or issuable in connection therewith (except a transfer upon his death, incapacity or bankruptcy or a transfer without consideration to his spouse and/or children and/or a trust for the benefit of such family members), unless the Company has determined, upon the advice of counsel for the Company, that no applicable federal or state securities laws will be violated as a result of such transfer. The Company may require an opinion of counsel acceptable to the Company to the effect that such transfer or assignment (i) may be effected without registration of the Shares or any securities included therein or issuable in connection therewith under the Securities Act, and (ii) does not violate any applicable federal, state or other securities laws.

     3.12      Such Subscriber represents that the Company has made available all information which Subscriber deemed material to making an informed investment decision in connection with his purchase of securities of the Company; that the Subscriber is in a position regarding the Company, which, based upon employment, family relationship or economic bargaining power, enabled and enables Subscriber to obtain information from the Company in order to evaluate the merits and risks of this investment; and that Subscriber has been advised concerning the risks and merits of this investment. Further, Subscriber acknowledges that the Company has made available to Subscriber the opportunity to ask questions of, and receive answers from the Company, its officers, directors and other persons acting on its behalf, including Nicholas Landekic, President and Chief Executive Officer of PolyMedix, Inc., concerning the terms and conditions of his purchase and to obtain any additional information Subscriber deems necessary to verify the accuracy of the information disclosed to Subscriber, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense. Further, Subscriber represents that no statement, printed material or inducement was given or made by the Company or anyone on its behalf which is contrary to the information disclosed to Subscriber.

     3.13      Such Subscriber is familiar with the nature and extent of the risks inherent in investments in unregistered securities and in the business in which the Company is engaged and intends to engage and has determined, either personally or in consultation with the Subscriber’s Purchaser Representative or attorney, that an investment in the Company is consistent with the Subscriber’s investment objectives and income prospects. Subscriber understands that the Company is in the development stage, has no substantial assets and no operations to date; that the Company needs to obtain significant substantial debt and equity financing to implement its business plan; and that there can be no assurance that such financing will be obtained, or will be obtained on terms that are acceptable to the Company.

     3.14      The certificates evidencing the shares of Series 1 Preferred Stock and the shares of Common Stock issuable upon conversion of the Series 1 Preferred Stock described herein will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED HEREBY HAVE NOT BEEN THE SUBJECT OF REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED AND REMAINS EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

     3.15      Such Subscriber acknowledges that the Company has the unconditional right to accept or reject this subscription, in whole or in part. The Company will notify the Subscriber whether this subscription is accepted or rejected. If such subscription is rejected, payment will be returned to the Subscriber.

     3.16      If the Subscriber is a corporation, trust, partnership or other entity that is not a natural person, it has been formed and validly exists and has not been organized for the specific purpose of purchasing the Shares and is not prohibited from doing so.

     3.17      If the Subscriber is purchasing the Shares in a fiduciary capacity for another person or entity, including without limitation a corporation, partnership, trust or any other entity, the Subscriber has been duly authorized and empowered to execute this Agreement and all other subscription documents, and such other person fulfills all the requirements for purchase of the Shares as such requirements are set forth herein, concurs in the purchase of the Shares and agrees to be bound by the obligations, representations, warranties and covenants contained herein. Upon request of the Company, the Subscriber will provide true, complete and current copies of all relevant documents creating the Subscriber, authorizing its investment in the Company and/or evidencing the satisfaction of the foregoing.

     3.18      Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future, that there is no established public market for the shares of Common Stock issuable upon conversion of the Shares and none may develop in the future, and that Subscriber may find it impossible to liquidate his investment at a time when it may be desirable to do so, or at any other time.

     3.19      The terms of the Shares offered hereby were arbitrarily determined by the Company, were not the result of any arms-length negotiation, do not bear any relationship to the assets, book value, results of operations, net worth, or other objective criteria of value applicable to the Company and should not be considered an indication of the actual value of the Company.

     3.20      The Company has not retained any independent professionals to review or comment on this offering on behalf of, or to otherwise protect the interests of, the subscribers hereunder. Although the Company has retained its own counsel, neither such counsel nor any other counsel has made, on behalf of the subscribers, any independent examination of any factual matters represented by management herein or in the documents provided herewith, and purchasers of the securities offered hereby have not relied on the counsel retained by the Company or Fordham Financial Management, Inc. (the “Placement Agent”) with respect to any matters herein described.

     3.21      The Company has not paid any dividends on its Common Stock since its inception and, by reason of its present financial status and its contemplated financial requirements, does not contemplate or anticipate paying any dividends upon its Common Stock in the foreseeable future.

     3.22      There can be no assurance that the Company will be able to emerge from the development stage and commence operations, or to operate profitably in the future.

     3.23      The Company is a “start-up” company with a limited operating history and no significant revenues to date. The Company is attempting to obtain the necessary working capital for operations through this offering and potentially other private financing, and there can be no assurance it will obtain such financing. The Company has not yet demonstrated its ability to generate revenue, and there is no assurance that the Company will produce any material revenues for the Company or its stockholders, or that the Company will operate on a profitable basis.

     3.24      The Subscriber expressly acknowledges and understands that, in connection with the offer and sale of the securities described herein to the Subscriber, the Company is relying upon the Subscriber’s representations and warranties as contained in this Agreement.

     4.      Representations of Company. Upon the Company’s receipt and acceptance of payment by the Subscriber hereunder and issuance of stock certificates representing Shares being purchased hereby, the Shares will be duly authorized, fully paid and nonassessable.

     5.      Indemnification. Subscriber hereby agrees to indemnify, defend and hold harmless the Company and the Company’s officers, directors, employees, agents, counsel and affiliates from and against any and all damages, losses, costs, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) which they, or any of them, may incur by reason of the Subscriber’s failure to fulfill any of the terms and conditions of this Agreement or by reason of the Subscriber’s breach of any of his representations and warranties contained herein. This Agreement and the representations and warranties contained herein shall be binding upon the Subscriber’s heirs, executors, administrators, representatives, successors and assigns. THE COMPANY HAS BEEN ADVISED THAT THE INDEMNIFICATION OF THE COMPANY, ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, COUNSEL AND AFFILIATES IS DEEMED TO BE VOID AS AGAINST PUBLIC POLICY AND UNENFORCEABLE IN SOME STATES.

     6.      Arbitration Agreement.

     6.1      Subscriber represents, warrants and covenants that any controversy or claim brought directly, derivatively or in a representative capacity by him in his capacity as a present or former security holder, whether against the Company, in the name of the Company or otherwise, arising out of or relating to any acts or omissions of the Company, or any security holder or any of their officers, directors, agents, affiliates, attorneys, associates, employees or controlling persons (including without limitation any controversy or claim relating to a purchase or sale of the Shares) shall be submitted to arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the American Arbitration Association (“AAA”) and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Any controversy or claim brought by the Company against the Subscriber, whether in his capacity as present or former security holder of the Company in or against any of the Subscriber’s officers, directors, agents, affiliates, attorneys, associates, employees or controlling persons shall also be submitted to arbitration under the Federal Arbitration Act in accordance with the commercial arbitration rules of the AAA and judgment rendered by the arbitrators may be entered in any court having jurisdiction thereof. In arbitration proceedings under this Paragraph 6, the parties shall be entitled to any and all remedies that would be available in the absence of this Paragraph 6 and the arbitrators, in rendering their decision, shall follow the substantive laws that would otherwise be applicable. This Paragraph 6 shall apply, without limitation, to actions arising in connection with the offer and sale of the Shares contemplated by this Agreement under any Federal or state securities laws.

     6.2      The arbitration of any dispute pursuant to this Paragraph 6 shall be held in Austin, Travis County Texas, unless the Placement Agent submits a written demand to the Company to have the arbitration of any specific dispute held in New York City.

     6.3      Notwithstanding the foregoing in order to preserve the status quo pending the resolution by arbitration of a claim seeking relief of an injunctive or equitable nature, any party, upon submitting a matter to arbitration as required by this Paragraph 6, may simultaneously or thereafter seek a temporary restraining order or preliminary injunction from a court of competent jurisdiction pending the outcome of the arbitration.

     6.4      This Paragraph 6 is intended to benefit the security holders, agents, affiliates, attorneys, associates, employees and controlling persons of the Company, each of whom shall be deemed to be a third party beneficiary of this Paragraph 6, and each of whom may enforce this Paragraph 6 to the full extent that the Company could do so if a controversy or claim were brought against it.

     7.      Applicable Law. This Agreement shall be construed in accordance with and governed by the laws applicable to contracts made and wholly performed in the State of Texas, excluding any conflicts of laws, rule or principles that might refer the governance of construction of this Agreement to the law of another jurisdiction.

     8.      Execution in Counterparts. This Agreement may be executed in one or more counterparts.

     9.      Persons Bound. This Agreement shall, except as otherwise provided herein, inure to the benefit of and be binding on the Company and its successors and assigns and on each Subscriber and his respective heirs, executors, administrators, successors and assigns.

     10.      Entire Agreement. This Agreement, when accepted by the Company, will constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified, changed, waived or terminated other than by a writing executed by all the parties hereto. No course of conduct or dealing shall be construed to modify, amend or otherwise affect any of the provisions hereof.

     11.      Assignability. The Subscriber acknowledges that he may not assign any of his rights to or interest in or under this Agreement without the prior written consent of the Company, and any attempted assignment without such consent shall be void and without force or effect.

     12.      Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, to the address of each party set forth herein. Any such notice shall be deemed given when delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, three days after the date of deposit in the United States mails.

     13.      Interpretation.

     13.1      When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural, and vice versa, and masculine words shall include the feminine and neuter genders, and vice versa.

     13.2      Captions are inserted for convenience only, are not a part of this Agreement, and shall not be used in the interpretation of this Agreement.

     14.      CERTIFICATION. THE SUBSCRIBER CERTIFIES THAT HE HAS READ THIS ENTIRE SUBSCRIPTION AGREEMENT AND THAT EVERY STATEMENT MADE BY THE SUBSCRIBER HEREIN IS TRUE AND COMPLETE.

[Signature page follows]

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SUBSCRIBER SIGNATURE PAGE

     The undersigned, desiring to subscribe for shares of Series 1 Preferred Stock of BTHC II Acquisition Corp. (the “Company”), as set forth below, acknowledges that he has received and understands the terms and conditions of the Agreement attached hereto and that he does hereby agree to all the terms and conditions contained therein. The undersigned is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act and expressly represents and warrants the terms and conditions of Section 3.6 hereof. Further, the undersigned acknowledges that American Stock Transfer & Trust Company is acting solely as Escrow Agent in connection with the offering of Series 1 Preferred Stock and makes no recommendation with respect thereto. American Stock Transfer & Trust Company has made no investigation regarding the offering, the Company, or any other person or entity involved in the offering.

     IN WITNESS WHEREOF, the undersigned has hereby executed this Subscription Agreement as of the date written below.

Date of Investment:	________________*
Total Dollar Amount of Investment:	$__________________
Number of Units of
Series 1 Preferred Stock Subscribed for	__________________

Price per Share: $3.00
Price per Unit: $51,000
Exact name(s) of Subscriber(s) (please print):	_____________________________________
By: __________________________________

*      If this space is left blank by the investor, the Placement Agent is authorized to fill in the date with the first date payment is made (or authorized in writing) by the investor into the escrow account.

PLEASE ATTACH CERTIFIED COPY OF AUTHORIZING CORPORATE OR TRUST DOCUMENTS

In addition, if the subscriber is a corporation, the corporate seal should be affixed:

[SEAL]

Residence or Mailing Address	_____________________________________
_____________________________________
_____________________________________

Telephone Numbers (include Area Code):	_____________________________________

Social Security or Taxpayer
Identification Number(s):	_____________________________________
Mailing Address for Correspondence
from the Company (if different from above)	_____________________________________
_____________________________________
_____________________________________

The subscription set forth herein is accepted by BTHC II Acquisition Corp. for the certain number of above specified shares of Series 1 Preferred Stock, as of this ____ day of ___________, 2005.

BTHC II ACQUISITION CORP.

By: _____________________________________
Name:
Title:

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ACKNOWLEDGMENT FOR CORPORATIONS

______________________	:
	:	ss:
COUNTY OF __________	:

On this _______ day of __________ _______, before me personally came _____________, known to me, who, being by me duly sworn, did depose and say that he is the __________________ the ___________ described in and which executed the foregoing Subscription Agreement; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his name thereto by like order.

Notary Public

[Seal]

My Commission Expires: